Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

VAALCO Energy, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-261934) and Form S-8 (Nos. 333-257028, 333-239424, 333-218824 and 333-197180) of VAALCO Energy, Inc. of our report dated April 6, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Houston, Texas

March 15, 2024